UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

            Date of Report (Date of earliest reported): May 18, 2006

                          American United Global, Inc.
               (Exact name of registrant as specified in charter)

            Delaware                      000-19404             95-4359228
   (State or other jurisdiction          (Commission           (IRS Employer
       of incorporation)                 File Number)        Identification No.)

                108 Village Square, # 327 Somers, New York 10589
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 425-869-7410

                                   Copies to:
                            Richard A. Friedman, Esq.
                            Stephen M. Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On May 18, 2006, the Board of Directors of American United Global Inc., a Delaware corporation (the "Company") voted to appoint Steven Moskowitz as a director of the Company. There are no understandings or arrangements between Mr. Moskowitz and any other person pursuant to which either director was selected as a director. Mr. Moskowitz presently does not serve on any Company committee. Mr. Moskowitz may be appointed to serve as a member of a committee although there are no current plans to appoint either director to a committee as of the date hereof. Mr. Moskowitz does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, Mr. Moskowitz has never entered into a transaction, nor is there any proposed transaction, between Mr. Moskowitz and the Company. In November 2004, the Company converted the unpaid balance and related interest of two loans provided by the Company in 2003 to Spongtech Delivery Systems, Inc. ("Spongtech") into 466,667 shares of Spongetech. Mr. Moskowitz is a shareholder and also serves as an officer and a director of Spongtech.

      Steven Moskowitz, since June 1999 to present, has served as an executive officer and director of Spongtech. Mr. Moskowitz has served as a director of RM Enterprises International, Inc. since April 2001, and as its Secretary since
March 2, 2004. He has been a director of Western Power and Equipment Corp. (OTCBB) since February 11, 2003. Mr. Moskowitz was a director and CEO of Azurel, Ltd, (OTCBB and subsequently Pink Sheets) from October 31, 2002 to October 10, 2003. Mr. Moskowitz rejoined Azurel from May 1, 2004 through July 26, 2004 as CEO and President. On July 25, 2005, Mr. Moskowitz was elected as CEO and President of Azurel. Azurel is delinquent in its reporting requirements with the SEC due to the fact that it has failed to file any of its required quarterly and annual reports since the filing of its Annual Report on Form 10-KSB for the year ended December 31, 2002. Since June 2003, he has been director of Tiburon Capital Group, a privately held holding corporation, and since May 2000, he has served as Vice President of ERC Corp., a privately-held marketing consultant. He served as Vice President, Marketing and Business Development for H. W. Carter & Sons, a distributor of children's clothing, from 1987 to 2002. He was President of the H. W. Carter & Sons division of Evolutions, Inc. from 1996 to 1997. Mr. Moskowitz served in various capacities at Smart Style Industries, a manufacturer and distributor of children's apparel, from 1986 to 1987 from sales assistant to Vice President Sales and Marketing. He received his B.S. in Management from Touro College in 1986.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                          American United Global, Inc.


                          By: /s/ Robert Rubin
                              -----------------------------------------
                          Name:   Robert Rubin
                          Title:  Chief Executive Officer

Date:       June 7, 2006
            Somers, New York